UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013 (October 30, 2013)

5V Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54175	27-3828846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor, Tower B, Four Points Sheraton Hotel Futian, Shenzhen, China	518038
(Address of principal executive offices)	(Zip Code)

+86-13510608355
(Company’s telephone number, including area code)

Not applicable
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 30, 2013, 5v Inc., a Delaware corporation (hereinafter referred to as the “Company”), 5-V Holding Limited, a British Virgin Islands company (“5V BVI”) and the shareholders of 5V BVI (the “5V BVI Shareholders”) entered into a share exchange agreement (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the Company agreed to acquire 100% of the issued and outstanding shares of 5V BVI from the 5V BVI Shareholders in exchange for the issuance of 92,500,000 shares (the “5V DE Shares”)of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to 5V BVI Shareholders. The 5V BVI Shareholders agreed to exchange each share of their 5V BVI shares for 2,000 5V DE Shares. The transaction pursuant to the Share Exchange Agreement is hereby referred to as the Share Exchange.  The Share Exchange was consummated on October 30, 2013 (the “Closing Date”).  As a result of the Share Exchange, 5V BVI will become a wholly-owned subsidiary of 5V DE;

Item 2.01  Completion of Acquisition or Disposition of Assets

Pursuant to the Share Exchange Agreement, the Company acquired 5V BVI and its indirectly wholly owned subsidiary Shanghai BNC Biotechnology Co., Ltd. (“WFOE”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”).  WFOE plans to engage in the research, sale and after-market service of herb diet nutritional supplement and skin-care product in China.  Currently, WFOE does not have any operations.

On the Closing Date, pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the outstanding equity securities of 5V BVI (the “5V BVI Shares”) from the 5V BVI Shareholders; and the 5V BVI Shareholders transferred and contributed all of their 5V BVI Shares to the Company.  In exchange, the Company issued to 5V BVI Shareholders an aggregate of 92,500,000 newly issued shares of Common Stock of the Company.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)      Resignation of Officer

Effective on the Closing Date, Mr. Xiong Wu resigned from his position as the Chief Financial Officer and as a member of the board of directors of the Company.

The resignation was not a result of any disagreement with the Company’s board of directors or its management.

(b)      Appointment of Director and Officer

Effective on the Closing Date, Mr. Jingquan Lu was elected as a director and Mr. Ming Zhao was appointed as the Chief Financial Officer. Mr. Lu was the Vice President, Secretary and Treasurer of the Company prior to the Share Exchange.

Ming Zhao.  Prior to joining the Company as a part-time Chief Financial Officer, Mr. Zhao has served as the chief financial officer of China Jo-Jo Durgstores, Inc. (NASDAQ:CJJD) since August 2011.  From September 2010 to July 2011, he was the senior manager at CFO Oncall, Inc. a firm specializing in providing various professional services to U.S. listed Chinese companies, including financial reporting preparation, pre-audit preparation and consulting services.  From July 2006 to August 2010, Mr. Zhao was the senior auditor at Sherb & Co. LLP.  Mr. Zhao is a registered CPA in the U.S. He holds a PhD in Accounting (except for dissertation) from Florida Atlantic University and a Masters of Professional Accounting from University of Washington.

(c)      Employment Agreements

We currently do not have an employment agreement with Mr. Zhao.

Item 9.01  Financial Statements and Exhibits

                (b)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated October 30, 2013, by and among the Company, 5V BVI and 5V BVI Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5V INC.

Date: October 31, 2013	By:	/s/ Jun Jiang
Jun Jiang
President and Chief Executive Officer